Exhibit 99.2
March 5, 2008
Dear Investor:
     I am pleased to announce that First Priority Financial Corp. (“FPFC”) completed its acquisition of Prestige Community Bank (“Prestige”) on February 29, 2008 and in accordance with the terms of the transaction, Prestige was merged into First Priority Bank (“First Priority”). Prestige will operate as Prestige Community Bank, a division of First Priority Bank.
     The acquisition of Prestige is an extremely important step in the development of First Priority as it enhances the Company’s capital base and extends our operating footprint into the attractive Bucks county marketplace. Today’s environment is highly volatile and the higher capital base will enable our bank to be more competitive and to take advantage of potential opportunities which often arise in uncertain markets. Mary Ann Messmer will assume the additional responsibility as President of Prestige and will continue as President of First Priority.
     In addition, I am pleased to announce that former Prestige Directors, Howard Berlin, Robert J. Fairbaugh, Christopher E. Spinieo and S. James Worthington, Jr. were elected Directors of FPFC and First Priority Bank at the Corporation’s February 28, 2008 Board meeting. Also, Mr. Patrick M. Smith was elected to the Board of First Priority Bank. We look forward to their participation and council in developing the direction of our company.
     In 2007, First Priority completed its second year in the development of the Bank with strong achievements that will contribute to the long term success of our banking company. First, asset accumulation, which is very important for a new bank, was good in a difficult market as loans exceeded $100 million at year-end 2007. Deposit growth was also strong as total deposits reached $116 million at year-end. Other actions achieved in 2007 included the formation of the holding company, FPFC, the acquisition of Prestige Community Bank, and the opening of our Wyomissing office in March; all important steps taken to position First Priority for growth and soundness in the years ahead. In addition, we are currently in the final planning stages of opening an office in Blue Bell, Montgomery County, which we anticipate will open in 2008. Once these actions are completed, First Priority will have a network of five (5) offices operating in four Southeastern Pennsylvania counties and a holding company structure, from which we will be able to diversify our revenue stream, broaden financing alternatives and continue to develop an attractive financial services company.

     From an operating standpoint, FPFC lost $2.38 million in 2007 which is disappointing, as any loss is, but not unexpected in today’s environment. Although the 2007 loss was higher than originally anticipated, it was within expectations considering the business environment we operated in, the costs incurred related to the organizational steps taken and the higher operating costs related to attracting and hiring our business development staff. Without regard to the one-time costs and expenses related to the organizational development and expansion activities which totaled $316,000, the loss would have been $2.06 million. In addition, the company incurred $592,000 of expense for other non-cash items, including the provision for loan losses, depreciation and stock option expenses. The most significant factor impacting our performance in 2007 was the market conditions that all banks are experiencing. The flat yield curve impacted margins in the banking business and the overall volatility in the credit markets along with the decline in real estate values has impacted loan growth and demand. Throughout 2007 we remained extremely selective and conservative in our loan underwriting. At December 31, 2007, we had no loan losses or non-performing loans (non-accrual loans or loans past due 90 days or more) and had only one loan relationship which was delinquent and under close supervision. Just as important, we have no sub-prime loan exposure at First Priority Bank.
     Attached please find the Company’s release outlining our 2007 financial results. Our annual report and SEC Form 10-K will be available at the end of this month.
Prestige Community Bank Acquisition:
     As previously mentioned, the Prestige acquisition closed on February 29, 2008. The bank will operate as a division of First Priority and will trade under its own name. Mary Ann Messmer, President of First Priority Bank, became President of Prestige and will be responsible for both the Bucks and Montgomery County markets.
     Prestige opened for business in their Newtown office on October 19, 2007 and opened their second office in Plumstead, Bucks County on December 17, 2007. Prestige initially raised $9.7 million of capital and at December 31, 2007, had total loans outstanding of over $2 million and total deposits of $13.8 million. Total assets were $37.6 million at year-end. At February 29, 2008, Prestige had loans outstanding of $5.8 million and deposits of $20.7 million.
     Under the terms of the agreement, FPFC exchanged one share of its common stock for each share of Prestige common stock issued to Prestige shareholders and one warrant to purchase FPFC common stock for each Prestige warrant which are exercisable at $12.50 per share and expire on October 16, 2012. Prestige has 976,000 shares outstanding and 195,200 warrants outstanding.
     As a new bank, Prestige is currently beginning its “Business Development Phase” and is in the early stage of establishing and growing the bank. We believe we are making strong progress in developing their staff and are positioned well to serve small businesses and individuals in the very attractive Bucks County market. As is the case with First Priority, it takes time to develop the level of business required for profitability and initially, Prestige will have a negative impact on First Priority’s consolidated operating results. We believe that the acquisition is a positive step for the Bank and the impact of the additional capital to the Company is very important in today’s economic environment.
Organizational Changes
     I am pleased to announce the addition of Thomas M. Miller to our executive team. Tom joins us from Ardmore Alliance where he served as an executive banking consultant and prior to that has served as Chief Lending Officer for DNB First, Downingtown, Pa. He was also Chief Credit Officer for Millennium Bank, Malvern, Pa. from 1998 to its sale in 2004. Tom will be Chief Lending Officer and Chief Credit Policy Officer for First Priority Bank. Tom’s addition allows MaryAnn Messmer and Bill McGrath to broaden their responsibilities and to focus more on the Bank’s growth and business development in the Montgomery/Bucks County and Chester/Delaware County markets. We believe that it is very important for each of our senior people to have market responsibilities along with their administrative and management responsibilities.
     In addition, I am pleased to announce that James Malloy joined First Priority on October 15, 2007. Jim brings over 20 years of commercial lending and private banking experience, most recently as Senior Vice President at Willow Financial Bank where he served as a team leader and Senior Vice President at Firstrust Bank where he was the director and founder of the Private Clients Group.
     With all that was accomplished in 2007, we enter 2008 as a stronger and better positioned company than we originally anticipated. We continue to operate in a very uncertain and difficult economic environment where traditional fundamentals are continuously being tested. Our approach is to remain conservative with regard to risk and to apply sound banking practices. Historically, uncertainty and volatility provide opportunity and we will continue to take steps to build our company in an appropriate manner. We believe 2008 will be a very opportunistic year for those who are responsive and creative and we believe our business plan and approach fits very well in today’s marketplace.
     I look forward to your comments or suggestions.

Very truly yours, /s/ David E. Sparks David E. Sparks Chairman & Chief Executive Officer

DES/ns
Enclosure

This letter contains forward-looking statements, which can be identified by reference to a future period or periods or by the use of words such as “would be,” “will,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” and similar expressions or the negative thereof. These forward-looking statements include: statements of goals, intentions and expectations; statements regarding prospects and business strategy; statements regarding asset quality and market risk; and estimates of future costs, benefits and results. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following: (1) general economic conditions, (2) competitive pressures among financial services companies, (3) changes in interest rates, (4) deposit flows, (5) loan demand, (6) changes in legislation or regulation, (7) changes in accounting principles, policies and guidelines, (8) litigation liabilities, including costs, expenses, settlements and judgments and (9) other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. We have no obligation to update or revise any forward-looking statements to reflect any changed assumptions, any unanticipated events or any changes in the future.